Onstream Media Acquires Certain Assets and Operations of Intella2

Acquired Operations Represent $1.4 Million Trailing Twelve Month Revenue

POMPANO BEACH, FL – December 3, 2012 - Onstream Media Corporation (OTCQB: ONSM), a leading online service provider of live and on-demand corporate audio and web communications, virtual event technology, and social media marketing, today announced that on Friday, November 30, it acquired certain assets and operations of Intella2 Inc., a San Diego-based communications company. The acquisition brings Onstream a list of over 2,500 customers as well as software licenses, equipment, network infrastructure, and a recurring revenue stream.  The services acquired from Intella2 include a host of complementary offerings, including audio conferencing, web conferencing, text messaging, and voicemail services.

The Intella2 assets and operations were purchased by Onstream Conferencing Corporation, a wholly owned subsidiary of Onstream Media and will be managed by Onstream’s Infinite Conferencing division, which specializes in audio and web conferencing.  Onstream will embark on a marketing campaign to cross sell its services to Intellas2’s list of over 2,500 customers. Additionally, Onstream’s customers will benefit from the extended list of bundled offerings from the Intella2 acquisition.

“Based on Intella2’s low operating costs and high gross margins, we expect that the added revenue from the acquired operations will translate into improved operating results for Onstream in fiscal 2013 and beyond,” said Randy Selman, President and CEO of Onstream Media.

Paul Cohen, President and CEO of Intella2, remarked, “Over the last decade, we have built a solid customer list, providing small and medium-sized enterprises with a range of high-quality telecom and internet-based communications. We believe that we are providing Onstream with a suite of services that can now be profitably cross-marketed with the Onstream and Infinite offerings.”

The revenues of the acquired operations for the trailing twelve months as of August 31, 2012 were approximately $1.4 million, including free conferencing business revenues of approximately $300,000.  The total purchase price was approximately $1.1 million of which Onstream paid 65% at closing and which was financed primarily by new debt.  The 35% balance, plus an additional earn out of up to $200,000, will be paid based on the acquired assets and operations meeting or exceeding certain revenue targets over the next year.

About Onstream Media:

Onstream Media Corporation (OTCQB: ONSM), is a leading online service provider of live and on-demand corporate audio and web communications, virtual event technology, and social media marketing. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The company's MarketPlace365® solution enables publishers, associations, tradeshow promoters and entrepreneurs to rapidly and cost effectively self deploy their own online virtual marketplaces. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include AAA, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures, and the U.S. Government. Onstream Media's strategic relationships include Akamai, BT Conferencing, and Trade Show News Network (TSNN). For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

Media Relations:

Chris Faust

Fastlane Communications

973-226-4379

cfaust@fast-lane.net

Investor Relations:

Donald C. Weinberger

Wolfe Axelrod Weinberger Associates, LLC

(212) 370-4500

don@wolfeaxelrod.com

Adam Lowensteiner

Wolfe Axelrod Weinberger Associates, LLC

(212) 370-4505

adam@wolfeaxelrod.com